Exhibit 3.159.3

CERTIFICATE OF MERGER

OF

HLT JV MEZZ I-A LLC

HLT JV MEZZ I-B LLC

HLT JV MEZZ I-C LLC

HLT JV MEZZ I-D LLC

HLT JV MEZZ I-E LLC

HLT JV MEZZ I-F LLC

HLT JV MEZZ I-G LLC

HLT JV MEZZ I-H LLC

HLT JV MEZZ I-I LLC

HLT JV MEZZ 1-J LLC

AND

HLT JV MEZZ I-K LLC

WITH AND INTO

HLT DOMESTIC JV HOLDINGS LLC

(Under Section 18-209 of the Delaware Limited Liability Company Act)

The undersigned, HLT Domestic JV Holdings LLC, a Delaware limited liability company, DOES HEREBY CERTIFY:

FIRST: The name, jurisdiction of domicile, formation or organization, and type of entity of each of the constituent entities are as follows:

Name	Jurisdiction of Domicile, Formation or Organization	Type of Entity
HLT JV Mezz I-A LLC	Delaware	Limited Liability Company
HLT JV Mezz I-B LLC	Delaware	Limited Liability Company
HLT JV Mezz I-C LLC	Delaware	Limited Liability Company
HLT JV Mezz I-D LLC	Delaware	Limited Liability Company
HLT JV Mezz I-E LLC	Delaware	Limited Liability Company
HLT JV Mezz I-F LLC	Delaware	Limited Liability Company
HLT JV Mezz I-G LLC	Delaware	Limited Liability Company
HLT JV Mezz I-H LLC	Delaware	Limited Liability Company
HLT JV Mezz I-I LLC	Delaware	Limited Liability Company
HLT JV Mezz I-J LLC	Delaware	Limited Liability Company
HLT JV Mezz I-K LLC	Delaware	Limited Liability Company
HLT Domestic JV Holdings LLC	Delaware	Limited Liability Company

SECOND: The Agreement and Plan of Merger, dated as of October ____, 2015, among the foregoing constituent entities (the “Agreement and Plan of Merger”), has been approved and executed by each of the constituent entities in accordance with Section 18-209 of the Delaware Limited Liability Company Act.

THIRD: The name of the surviving limited liability company is HLT Domestic JV Holdings LLC (the “Surviving Company”).

FOURTH: The Certificate of Formation of HLT Domestic JV Holdings LLC as in effect immediately prior to the merger shall be the Certificate of Formation of the Surviving Company.

FIFTH: The executed Agreement and Plan of Merger is on file at an office and place of business of the Surviving Company at 7930 Jones Branch Drive, McLean, Virginia 22102.

SIXTH: A copy of the Agreement and Plan of Merger will be furnished by the Surviving Company, on request and without cost, to any member of any of the limited liability companies merging hereunder.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Surviving Company has caused this certificate to be signed by a duly authorized person on this          day of October, 2015.

HLT DOMESTIC JV HOLDINGS LLC

By:	/s/ Owen Wilcox
Name: Owen Wilcox
Title: Authorized Person